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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported) March 14, 2002

Tetra Tech, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19566 (Commission File Number)	95-4148514 (I.R.S. Employer Identification No.)

670 N. Rosemead Boulevard, Pasadena, California 91107-2190
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code (626) 351-4664

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

        On March 14, 2002, Tetra Tech, Inc. ("Tetra Tech") announced updated guidance for its second fiscal quarter ending March 31, 2002. Tetra Tech's press release, dated March 14, 2002, titled "Tetra Tech Updates Guidance for Second Quarter Based on Slowdown in Communications Segment" is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

99.1	Press Release titled "Tetra Tech Updates Guidance for Second Quarter Based on Slowdown in Communications Segment" dated March 14, 2002.

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Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Date: March 14, 2002

TETRA TECH, INC.
By:	/s/ JAMES M. JASKA James M. Jaska President and Chief Financial Officer

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